UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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DIGITAL ANGEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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IMPORTANT REMINDER TO STOCKHOLDERS
SPECIAL AND ANNUAL MEETING IS ONLY TWO WEEKS AWAY!
November 12, 2007
Dear Stockholder:
According to our latest records, your proxy for this meeting, which will be held on Tuesday, November 27, 2007, has not been received.
WE NEED YOUR VOTE. Proposal #1 to approve and adopt the merger agreement with Applied Digital Solutions, Inc. requires that holders of a majority of the outstanding shares of Digital Angel common stock not held by Applied Digital or its affiliates vote to approve and adopt the merger agreement. We urge you to vote in favor of the proposal so we can complete the merger with Applied Digital. In addition, a prompt vote will save Digital Angel the expense of further mailings and solicitation.
Digital Angel’s Board of Directors, based on the recommendation of the special committee of independent directors of Digital Angel, unanimously recommend the merger with Applied Digital and believe that the combination of the two companies is advisable and in the best interest of stockholders.
PLEASE TAKE A MOMENT NOW TO VOTE BY ANY OF THE THREE METHODS IDENTIFIED BELOW:
1.	Vote by telephone: Call 1-800-690-6903. Have your 12-digit control number listed on your Voting Instruction Form available and follow the simple instructions.

2.	Vote by Internet: Go to www.proxyvote.com. Have your 12-digit control number listed on your Voting Instruction Form available and follow the simple instructions.

3.	Vote by Mail: Vote, sign, date and mail the enclosed proxy in the postage-paid envelope included for your convenience.
YOUR VOTE IS IMPORTANT. THE DEADLINE TO SUBMIT YOUR VOTING INSTRUCTIONS OVER THE TELEPHONE OR THROUGH THE INTERNET IS 11:59 P.M., EASTERN TIME, ON NOVEMBER 26, 2007.
Thank you for your response.
Sincerely,

Scott R. Silverman
Chairman of the Board of Directors